                                 SCHEDULE 13D
--------------------------------------------------------------------------------
|  CUSIP NO. 45815Y105  |                          | PAGE  12  OF  17  PAGES   |
|                       |                          |      ----    ----         |
--------------------------------------------------------------------------------

                                   EXHIBIT A
                                   ---------

                 BENEFICIAL OWNERSHIP OF EACH REPORTING PERSON
                 ---------------------------------------------


       Name of Reporting Person            Number of Shares     Percent of Class(1)
---------------------------------------   -------------------   -------------------
Mayfield VIII,                                  1,147,821             11.6%
a California Limited Partnership

Mayfield VIII Management, L.L.C.,               1,147,821(2)          11.6%
a Delaware Limited Liability Company

Mayfield Associates Fund II, L.P.,                 60,412              0.6%
a California Limited Partnership
                                          -------------------   -------------------
     TOTAL                                      1,208,233             12.2%


(1)The respective percentages set forth in this column were obtained by dividing the number of shares in the second column by the aggregate number of outstanding shares of Common Stock, which aggregate amount, according to the cover page of the Issuer's Quarterly Report on Form 10-Q for the three-month period ended September 30, 1996, was 9,905,062.

(2) Represents shares held of record by Mayfield VIII, of which Mayfield VIII Management is the sole general partner.